UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K
                            CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported) May 30, 2008


                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


      Delaware                      1-3390                 04-2260388
(State or other jurisdiction of   (Commission           (I.R.S. Employer
  incorporation)                  File Number)         Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
  (Address of principal executive offices)               (Zip Code)


  Registrant's telephone number, including area code    (913) 676-8800


                            Not Applicable
    (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On May 30, 2008, Registrant's subsidiary, Seaboard Marine Ltd. ("Seaboard Marine"), and Miami-Dade County, Florida (the "County"), entered into an Amended and Restated Terminal Agreement between Miami-Dade County and Seaboard Marine for Marine Terminal Operations ("Amended Terminal Agreement"), pursuant to which Seaboard Marine renewed its existing Terminal Agreement with the County at the Port of Miami. The Amended
Terminal Agreement has a term through September 30, 2028, with two five-year renewal options, the exercise of which are subject to certain conditions. The total minimum payments over the initial term of the Amended Terminal Agreement approximate $284,000,000. This minimum amount could increase if certain conditions are met. In addition, the Amended Terminal Agreement requires Seaboard Marine to fund approximately $5,000,000 in terminal upgrades subject to certain conditions. The Amended Terminal Agreement will enable Seaboard Marine to continue its existing operations at the Port of Miami. The Amended Terminal Agreement also requires the County to make certain improvements to Seaboard Marine's container yard and adjacent berths at the Port of Miami.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

     The following document is filed as part of this report:

     10.1 Amended and Restated Terminal Agreement between Miami-Dade County and Seaboard Marine Ltd. for Marine Terminal Operations, dated May 30, 2008.

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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  May 30, 2008

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Senior Vice President,
                               Chief Financial Officer

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                               Exhibit Index


Exhibit No.         Description

10.1 Amended and Restated Terminal Agreement between Miami-Dade County and Seaboard Marine Ltd. for Marine Terminal Operations, dated May 30, 2008.

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